UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Elanco Animal Health Incorporated

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On February 29, 2024, Elanco Animal Health Incorporated issued the following press release:

Elanco Animal Health
2500 Innovation Way
Greenfield, IN 46140

FOR IMMEDIATE RELEASE

Investor Contact: Kathryn Grissom, +1.317.273.9284, kathryn.grissom@elancoah.com

Media Contact: Colleen Parr Dekker, +1.317.989.7011, colleen.dekker@elancoah.com

Joele Frank: Kelly Sullivan / Adam Pollack (212) 355-4449

Elanco Animal Health is Executing on Plan to Deliver for Shareholders

Ancora Nominates Director Candidates Despite Elanco’s Meaningful Operational Progress and Good Faith Engagement with the Investor

GREENFIELD, Ind. (February 29, 2024) – Elanco Animal Health Incorporated (NYSE: ELAN) today issued the following statement in response to the submission of four nominees to the Company’s Board of Directors by Ancora Holdings Group, LLC (“Ancora”):

The execution of Elanco’s Innovation, Portfolio and Productivity strategy, led by CEO Jeff Simmons, is working. Elanco has returned to growth and is progressing a robust and innovative pipeline that will generate further growth. Elanco’s commitment to the continued development of a strong and sustainable innovation pipeline is a multi-year process which is key to the Company’s future success.

Importantly, shareholders have been rewarded. Elanco stock is up 39% over the past year, reaching a 52-week high earlier this week and significantly outperforming its peers.1

The executive team and Board of Elanco welcome engagement with our shareholders and suggestions for improving the Company’s strategy and execution. Ancora has asked for just two meetings with the Company and the Company actively engaged with Ancora in both of those meetings.

Since revealing its candidates in writing two weeks ago, Ancora has refused to allow the Elanco Board to meet those candidates. Instead, Ancora has demanded that the Board agree to add three of Ancora’s candidates, sight unseen, to the Elanco Board and to significantly overhaul the leadership of the Board and the Company. Our interest in meeting with their candidates still stands.

Elanco has taken decisive actions to improve performance. Leadership has strengthened the Company’s focus through the sale of the aqua business, which will also enable Elanco to reduce leverage, and has announced a resource restructuring to shift investments into more significant value creation areas. Elanco has also taken action to meaningfully enhance our corporate governance and shareholder rights. The Leadership team is concentrated on minimizing any distractions and executing actions that we believe are in the best interest of all shareholders.

1 Source: FactSet. Data as of February 28, 2024. “Peers” refers to the median of the peer group disclosed on page 53 of the Company’s 2023 Proxy Statement, which includes Agilent Technologies, Inc.; Alexion Pharmaceuticals, Inc.; Baxter International Inc.; Boston Scientific Corporation; Charles River Laboratories International, Inc.; DENTSPLY SIRONA Inc.; Edwards Lifesciences Corporation; Endo International plc; Hologic, Inc.; IDEXX Laboratories, Inc.; Incyte Corporation; Jazz Pharmaceuticals plc; Perrigo Company plc; Regeneron Pharmaceuticals, Inc.; STERIS plc; Varian Medical Systems, Inc.; Vertex Pharmaceuticals, Inc.; Zimmer Biomet Holdings, Inc.; and Zoetis Inc. The Company’s stock price closed at a 52-week high of $16.46 on February 27, 2024.

Spotlight Advisors is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Elanco Animal Health.

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability Initiatives – all to advance the health of animals, people, the planet and our enterprise. Learn more at www.elanco.com.

Important Additional Information Regarding Proxy Solicitation

The Company intends to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2024 annual meeting of shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2023 annual meeting of shareholders, filed with the SEC on April 6, 2023 (the “2023 Proxy Statement”) and available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001739104/000114036123016933/ny20006147_def14a.htm. Please refer to the sections captioned “Non-Employee Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” and “Stock Ownership Information” in the 2023 Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024. Details concerning the nominees of the Company’s Board of Directors for election at the 2024 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://investor.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning future business activities and financial performance, and may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important risk factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to the following: operating in a highly competitive industry; the success of our research and development (R&D) and licensing efforts; the impact of disruptive innovations; competition from generic products; an outbreak of infectious disease carried by farm animals; risks related to the evaluation of animals; consolidation of our customers and distributors; the impact of increased or decreased sales into our distribution channels; our dependence on the success of our top products; our ability to complete acquisitions and divestitures and successfully integrate the businesses we acquire, including the proposed divestiture of our aqua business; our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements; manufacturing problems and capacity imbalances; fluctuations in inventory levels in our distribution channels; ; the impact of weather conditions, including those related to climate change, and the availability of natural resources; the effects of a human disease outbreak, epidemic, pandemic or other widespread public health concern; the loss of key personnel or highly skilled employees; adverse effects of labor disputes, strikes and/or work stoppages; the effect of our substantial indebtedness on our business; changes in interest rates; risks related to the write-down of goodwill or identifiable intangible assets; the lack of availability or significant increases in the cost of raw materials; risks related to our presence in foreign markets; risks related to currency rate fluctuations; risks related to underfunded pension plan liabilities; the potential impact that actions by activist shareholders could have on the pursuit of our business strategies; risks related to certain governance provisions in our constituent documents; actions by regulatory bodies, including as a result of their interpretation of studies on product safety; the possible slowing or cessation of acceptance and/or adoption of our farm animal sustainability initiatives; the impact of increased regulation or decreased governmental financial support related to the raising, processing or consumption of farm animals; the impact of litigation, regulatory investigations, and other legal matters, including the risk to our reputation; challenges to our intellectual property rights or our alleged violation of rights of others; misuse, off-label or counterfeiting use of our products; unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with our products. For additional information about these and other factors that could cause actual results to differ materially from forward-looking statements, please see the Risk Factors in the company's latest Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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